UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 15, 2018

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

Amendment No. 2 to Rail Transportation Services Agreement

Effective November 15, 2018, in connection with the Transaction (as defined below), Green Plains Logistics LLC (“Green Plains Logistics”), a wholly owned subsidiary of Green Plains Partners LP (the “Partnership”), entered into Amendment No. 2 to Rail Transportation Services Agreement (the “Rail Transportation Services Agreement Amendment”) with Green Plains Trade Group LLC (“Green Plains Trade”). Pursuant to the Rail Transportation Services Agreement Amendment, Green Plains Logistics agreed to a minimum capacity commitment of 89.25 million gallons with Green Plains Trade. The Rail Transportation Services Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment No. 3 to Ethanol Storage and Throughput Agreement

Effective November 15, 2018, in connection with the Transaction, Green Plains Ethanol Storage LLC (“Green Plains Storage”), a wholly owned subsidiary of the Partnership, entered into Amendment No. 3 to Ethanol Storage and Throughput Agreement (the “Storage and Throughput Agreement Amendment”) with Green Plains Trade. Pursuant to the Storage and Throughput Agreement Amendment, Green Plains Trade is obligated to throughput a minimum of 235.7 million gallons per calendar quarter (previously 296.6 million gallons per calendar quarter) of product at the Partnership’s facilities. The Storage and Throughput Agreement Amendment also extended the agreement terms an additional three years to June 30, 2028. The Storage and Throughput Agreement Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.01.Completion of Acquisition or Disposition of Assets.

Closing of Asset Purchase Agreement

As previously announced, on October 8, 2018, Green Plains Inc. (“GPRE”), the parent of the Partnership, entered into an asset purchase agreement for the sale of three ethanol plants located in Bluffton, Indiana, Lakota, Iowa, and Riga, Michigan to Valero Renewable Fuels Company, LLC (“Valero”). Correspondingly, the Partnership entered into a separate asset purchase agreement with GPRE to sell the storage assets and assign the rail transportation assets to be disposed of in the sale to Valero for $120.9 million (the “Transaction). On November 15, 2018, the Partnership closed on the sale and received as consideration 8.7 million Green Plains units and a portion of the general partner interest equating to 0.2 million hypothetical limited partner units to maintain the general partner’s 2% interest. The Partnership will receive as additional consideration approximately $2.6 million in cash related to the present value gain on railcars transferred, subject to certain post-closing adjustments.

Item 7.01. Regulation FD Disclosure.

On November 15, 2018, the Partnership issued a press release announcing the closure of the Transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements required by this Item 9.01(b) will be filed within the time required by Form 8-K.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit	Description

10.1	Amendment No. 2 to Rail Transportation Services Agreement, dated November 15, 2018, by and between Green Plains Logistics LLC and Green Plains Trade Group LLC.

10.2

Amendment No. 3 to Ethanol Storage and Throughput Agreement, dated November 15, 2018, by and between Green Plains Ethanol Storage LLC and Green Plains Trade Group LLC. (The exhibits to Amendment No. 3 have been omitted. The Partnership will furnish such schedules to the SEC upon request).

99.1	Press Release dated November 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018	Green Plains Partners LP By: /s/ John W. Neppl John W. Neppl Chief Financial Officer (Principal Financial Officer)